POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, WELDON CAPITAL FUNDS, INC., a corporation organized under the laws of the State of Maryland (the "Company"), periodically will file post-effective amendments to its Registration Statement on Form N-1A (the "Registration Statement") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

         WHEREAS, the undersigned is a Director of the Company;

         NOW, THEREFORE, the undersigned hereby constitutes and appoints Scott
A. Sadaro, John A. Meier and Dee Anne Sjogren, and each of them, his attorneys for him and in his name, place and stead, and in his office and capacity in the Company, to execute and file any amendment(s) to the Company's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 9th day of February, 2004.


                                                            /s/ David M. Brown
                                                            ------------------
                                                            Name: David M. Brown



STATE OF KANSAS     )
                    )
COUNTY OF JOHNSON   )

         On February 9, 2004, before me appeared David M. Brown, known to me personally, and stated that he executed the foregoing instrument for the purposes therein contained, by signing his name.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                                          /s/ Jo Ellen Tierney
                                                          --------------------
                  (NOTARIAL SEAL)                         Notary Public


                                                          My Commission expires:
                                                          11/18/2005